UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2019

AMESITE INC.

(Name of registrant in its charter)

Delaware	000-55804	82-1433756
(State or jurisdiction of	(Commission File	(IRS Employer
incorporation or organization)	Number)	Identification No.)

205 East Washington Street, Suite B

Ann Arbor, Michigan 48104

(Address of principal executive offices)

(650) 516-7633

(Registrant's telephone number)

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

On June 11, 2019, Amesite Inc. (the “Company”) issued a warrant to purchase up to 1,479,078 shares of the Company’s common stock, par value $0.0001 per share (the “Warrant”) to an accredited investor for advisory services rendered. The Warrant is exercisable at $1.50 per share, subject to adjustment, and has a term of five (5) years.

The foregoing description of the Warrant does not purport to be complete and is qualified in its entirety by reference to the full text thereof, which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

The Warrant, and the shares of the Company’s common stock underlying the Warrant, have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state. Such securities were offered and issued in reliance on the exemption from the registration requirements under the Securities Act afforded by Section 4(a)(2) thereof.

 Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMESITE INC.

DATE: June 14, 2019	By:	/s/ Ann Marie Sastry
Ann Marie Sastry, Ph.D Chief Executive Officer

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